Exhibit 4.1

AMENDMENT NO. 7 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO NOTE PURCHASE AGREEMENT, dated as of December 19, 2014 but effective as of the Effective Date (as defined in Section 4 hereof) (this “Amendment”), to the Note Purchase Agreement dated as of June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013, Amendment No. 2 thereto dated as of May 8, 2013, Amendment No. 3 thereto dated as of September 30, 2013, Amendment No. 4 thereto dated as of November 5, 2013, Amendment No. 5 thereto dated as of December 23, 2013, and Amendment No. 6 to Note Purchase Agreement dated as of June 30, 2014 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (solely with respect to Section 5(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.                                    The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

B.                                    The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.                                    The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.

D.                                    The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.  AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)                                 Amendments to Section 7.1 of the Existing Note Purchase Agreement.  Section 7.1(h) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“(h)                           a Borrowing Base Certificate and Product Position Report, each in form and substance reasonably acceptable to the Required Holders (i)(x) in the case of a Borrowing Base Certificate, within 15 Business Days of the end of each month and (y) in the case of a Product Position Report, within 15 Business Days of the end of each month, (ii) at such other times as the Credit Parties shall elect, and (iii) following the occurrence of an Event of Default, at such other times as the Required Holders may request for the period covered thereby, in each case together with supporting documentation;”

(b)                                 Amendments to Section 10.9 of the Existing Note Purchase Agreement.  Section 10.9 of the Existing Note Purchase Agreement is hereby amended by deleting the number “$125,000,000” as it appears in clause (l) thereof and inserting in lieu thereof the number “500,000,000”.

(c)                                  The definition of “Consolidated EBITDA” is hereby amended by amending and restating in its entirety clause (B) in the final proviso of such definition, as follows:

“(B) with regard to each Major Permitted Business Expansion Project, excluding the Grand Mesa Project, such pro forma adjustment (x) shall be based upon forecasted income to be derived from binding, non-contingent contracts less appropriate direct and indirect costs to realize such income and (y) when aggregated with all pro forma adjustments attributable to Major Permitted Business Expansion Projects, excluding the Grand Mesa Project, shall not exceed 15.00% of the Consolidated EBITDA reflected in the most recently delivered Compliance Certificate, net of any actual Consolidated EBITDA realized from such Major Permitted Business Expansion Projects (excluding the Grand Mesa Project) and without giving effect to increases in such Consolidated EBITDA arising from such Major Permitted Business Expansion Projects for such pro forma period; provided that with respect to the Grand Mesa Project, Consolidated EBITDA shall be based on (i) forecasted income to be derived from binding, non-contingent contracts less appropriate direct and indirect costs to realize such income and (ii)  income from FERC required walk-up volume capped at 10,000 bpd (subject to the limitation that the sum of the immediately preceding clauses (i) and (ii) shall not exceed $95,000,000 for any four quarters ending on or prior to the date of determination) multiplied by the applicable GMP Completion Percentage as of the end of such period; provided, further, that to the extent the Grand Mesa Project is not complete as of December 31, 2016, the contribution of the Grand Mesa Project to Consolidated EBITDA will be reduced by 25% per quarter for each quarter commencing with the fiscal quarter ending December 31, 2016.”

(d)                                 Schedule B to the Existing Note Agreement is hereby further amended by adding the following definitions in their proper alphabetical order:

“Amendment No. 7 Effective Date” means December 26, 2014.”

“GMP Completion Percentage” with respect to the determination of Consolidated EBITDA for any period, the percentage of completion for the Grand Mesa Project determined as the quotient (expressed as a percentage) of the costs incurred by the Note Parties as of the end of the applicable period over the estimated total project cost of the Grand Mesa Project at such time.  As of the Amendment No. 7 Effective Date, the Note Parties have incurred costs in connection with the Grand Mesa Project in an amount equal to zero and the estimated total project cost as of such date is $650,000,000. It is understood and agreed that the equity investment of the Note Parties in the Grant Mesa Project in an amount equal to $310,000,000 and shall not be considered as part of project costs for purposes of calculating the GMP Completion Percentage.”

“Grand Mesa Project” means that certain crude oil pipeline beginning in Weld County, Colorado and terminating in Cushing, Oklahoma.”

(e)                                  The definition of “Total Indebtedness” in Schedule B to the Existing Note Purchase Agreement is hereby amended by deleting the number “$575,000,000” where such number appears in clause (c) thereof and inserting the number “$750,000,000” in lieu thereof.

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Section 2.  EFFECTIVENESS OF AMENDMENTS.  The amendments set forth in Section 1 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the conditions provided immediately below in this Section 2 (with each of the documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect):

(a)                                 Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)                                 Representations and Warranties.  Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the Effective Date.

(c)                                  Amendment to Credit Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

(d)                                 Amendment to Intercreditor Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Intercreditor Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties and the Secured Parties constituting the Requisite Secured Parties (as defined in the Intercreditor Agreement).

(e)                                  Proceedings and Documents.  All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

(f)                                   Payment of Amendment Fee.  The Company shall have paid a fee to each Noteholder equal to 0.05% multiplied by the aggregate outstanding principal amount of the Notes held by such Noteholder.

Section 3.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendments to the Credit Agreement and the Intercreditor Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same and (iii) except to the extent waived herein, certifies that no Default or Event of Default exists under any of the Note Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.

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Section 4.  EXPENSES.  The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation.  This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

Section 5.  MISCELLANEOUS.

(a)                                 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)                                  Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)                                 Note Document.  This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 7 to Note Purchase Agreement

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY, as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 7 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 7 to Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

COMMERCE AND INDUSTRY INSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

CHARTIS PROPERTY CASUALTY COMPANY

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By:	/s/ Curtis F. Sullivan
Name:	Curtis F. Sullivan
Title:	Vice President

Signature Page to Amendment No. 7 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name:	Andrew M. Leicester
Title:	Director

Signature Page to Amendment No. 7 to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA, as a Noteholder

By:	/s/ Keith Cressman
Name:	Keith Cressman
Title:	Senior Managing Director

By:	/s/ Jeffery Mayer
Name:	Jeffery Mayer
Title:	Managing Director

Signature Page to Amendment No. 7 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 7(c) hereof:

GUARANTORS:

ANDREWS OIL BUYERS, INC.
ANTICLINE DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HICKSGAS, LLC
HIGH SIERRA COMPRESSION, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA ENERGY, LP (BY High Sierra Energy GP, LLC, its general partner)
HIGH SIERRA ENERGY MARKETING, LLC
HIGH SIERRA ENERGY OPERATING, LLC
HIGH SIERRA TRANSPORTATION, LLC
LOTUS OILFIELD SERVICES, L.L.C.
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY OPERATING LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE PIPELINES, LLC
NGL CRUDE CANADA HOLDINGS, LLC,
NGL LIQUIDS, LLC
NGL-MA, LLC
NGL-MA REAL ESTATE, LLC
NGL MARINE, LLC
NGL MILAN INVESTMENTS, LLC
NGL-NE REAL ESTATE, LLC
NGL PROPANE, LLC
NGL SHIPPING AND TRADING, LLC
NGL SUPPLY WHOLESALE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
OSTERMAN PROPANE, LLC
PETRO SOURCE TERMINALS, LLC
TRANSMONTAIGNE INC.
TRANSMONTAIGNE PRODUCT SERVICES INC.
TRANSMONTAIGNE SERVICES INC.
TRANSMONTAIGNE GP L.L.C.

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 7 to Note Purchase Agreement